UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2009 (April 17, 2009)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 23, 2009, Quick-Med Technologies, Inc. (the “Company”) filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) reporting a Joint Development and Exclusive Option Agreement (the “Agreement”)  entered into by and between the Company and Avery Dennison Corporation (“Avery”) effective as April 17, 2009 (“April 23 Form 8-K”).  The Company attached a redacted version of the License Agreement as an exhibit to the April 23 Form 8-K pursuant to a Confidential Treatment Request letter that the Company submitted to the SEC.

After filing the April 23 Form 8-K, the Company's request for confidential treatment of portions of the exhibit of the Agreement was reviewed by the SEC.  As a result, the Company attaches the revised exhibit of the Agreement to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.	Description
10.1
Joint Development and Exclusive Option Agreement by and between Quick Med Technologies, Inc. and Avery Dennison Corporation dated April 17, 2009.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

                                                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)
Date: October 14, 2009
/s/ Nam H. Nguyen
Nam H. Nguyen, Chief Financial Officer